Exhibit 10(b)
FIRST AMENDMENT
TO THE
ACUITY BRANDS, INC. 2005 SUPPLEMENTAL DEFERRED SAVINGS PLAN, AS AMENDED AND RESTATED

This First Amendment to the Acuity Brands, Inc. 2005 Supplemental Deferred Savings Plan, as amended and restated effective as of March 30, 2023 (the “Plan”), is adopted by Acuity Brands, Inc. (the “Company”) as follows:

WHEREAS, the Company has the power pursuant to Section 8.1 of the Plan to amend the Plan at any time; and

WHEREAS, the Company desires to amend the Plan to permit the deferral of any cash bonuses determined eligible by the Plan Administrator for Plan Years beginning on and after January 1, 2025.

NOW, THEREFORE, the Plan is hereby amended, effective as of the date hereof, as follows:

    Plan Section 2.9 “Compensation” is hereby amended, in its entirety, as follows, and the Plan shall be construed accordingly:

“Compensation” means the annual cash compensation (salary, plus bonuses whether under a Performance-Based Plan or otherwise, as determined eligible by the Plan Administrator) paid by the Employer to the Participant for the Plan Year, provided that a bonus actually paid during a subsequent Plan Year based upon performance during the preceding Plan Year shall be treated as Compensation for such preceding Plan Year. The Participant’s Compensation shall include amounts deferred by the Participant to this Plan and any other deferred compensation plan of the Employer (whether or not qualified), and any salary reduction amounts contributed to a welfare plan. The term “Compensation” shall not include long-term incentive payments, income from stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards or other stock awards, car allowances, non-cash remuneration, such as health benefits, life insurance, and other fringe benefits, moving expenses, relocation allowances, and payments from this Plan or any other deferred compensation plan.

Except as amended hereby, the Plan shall remain in full force and effect. Capitalized terms not defined herein shall have the meanings set forth in the Plan.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed this 19th day of December, 2024.

Exhibit 10(b)

ACUITY BRANDS, INC.
By:	/s/ NEIL M. ASHE
NEIL M. ASHE
Chairman, President and Chief Executive Officer